                                                               Rule 424(b)(3)
                                                               File No. 33-62479

Pricing Supplement No.:  1                           Dated: November 16, 1995
(To Prospectus dated October 6, 1995 and
Prospectus Supplement dated October 17, 1995)


U.S.$2,500,000,000
HELLER FINANCIAL, INC.
MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount:   $25,000,000             Issue Price: 100 %

Original Issue Date: November 21, 1995      Stated Maturity Date: May 21, 1997

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
    (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
    (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
    (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
                [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement) The 21st day of February, May, August and November of each year, beginning February 21, 1996, up to but excluding the Stated Maturity Date.

                                                               Rule 424(b)(3)
                                                               File No. 33-62479

Pricing Supplement No.:  1                           Dated: November 16, 1995
(To Prospectus dated October 6, 1995 and
Prospectus Supplement dated October 17, 1995)



Interest Payment Dates: (If other than as specified in the Prospectus
Supplement)   The 21st day of February, May, August and November of each year, beginning February 21, 1996, up to and including the Stated Maturity Date.

Interest Determination Date(s): 2 London Banking Days prior to each Interest Payment Date.

Initial Interest Rate:  To be determined

Index Maturity: 3 Month

Day Count Convention:  A/360

Maximum Interest Rate: N/A                      Minimum Interest Rate:  N/A

Spread (+/-):    + .1875%           Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
    Initial Redemption Date:
    The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
    Optional Repayment Dates:
    Optional Repayment Prices:

Repayment Provisions:
    (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
    Total Amount of OID:
    Yield to Maturity:
    Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission:  .05%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 1, UNDER MTN-SERIES G PROGRAM: $ 0
                       b)  CUSIP #:  42333HFJ6

Agent:  Merrill Lynch & Co.
        250 Vesey Street
        New York, NY 10281

                                                               Rule 424(b)(3)
                                                               File No. 33-62479

Pricing Supplement No.:  2                             Dated: November 16, 1995
(To Prospectus dated October 6, 1995 and
Prospectus Supplement dated October 17, 1995)


U.S.$2,500,000,000
HELLER FINANCIAL, INC.
MEDIUM-TERM NOTES, SERIES G

(REGISTERED NOTES - FLOATING RATE)
DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

Principal Amount:   $150,000,000           Issue Price: 100 %

Original Issue Date: December 1, 1995      Stated Maturity Date: January 15,
1997

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
    (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
    (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
    (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [] Commercial Paper Rate [] LIBOR [] Treasury Rate
                [] Federal Funds Rate [X] Prime Rate [] Other:

Interest Reset Period: Daily

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement) Each Business Day, up to but excluding the Stated Maturity Date, provided that there will be a 2 Business Day cutoff prior to each Interest Payment Date and the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement) The 15th day of January, April, July and October of each year, beginning January 15, 1996, up to and including the Stated Maturity Date.

                                                               Rule 424(b)(3)
                                                               File No. 33-62479

Pricing Supplement No.:  2                             Dated: November 16, 1995
(To Prospectus dated October 6, 1995 and
Prospectus Supplement dated October 17, 1995)


Interest Determination Date(s): Daily.

Initial Interest Rate:  To be determined

Index Maturity: Daily

Day Count Convention:  A/360

Maximum Interest Rate: N/A                      Minimum Interest Rate:  N/A

Spread (+/-):    -2.59%           Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
    Initial Redemption Date:
    The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
    Optional Repayment Dates:
    Optional Repayment Prices:

Repayment Provisions:
    (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
    Total Amount of OID:
    Yield to Maturity:
    Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission:  .05%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 2, UNDER MTN-SERIES G PROGRAM: $ 25,000,000
                   b)  CUSIP #:  42333HFK3

Agent: Lehman Brothers
       Three World Financial Center
       12th Floor
       New York, New York 10285